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                                                                   Exhibit 10.21

                               TECHNISOURCE, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (this "Agreement"), effective as of December 7, 2001 (the "Date of Grant"), is made by and between Technisource, Inc., a Florida corporation (the "Company"), and C. Shelton James (the "Participant").

                                   Background
                                   ----------

The Company has established the Technisource, Inc. Long-Term Incentive Plan (the "Plan"). The Company wishes to grant to the Participant a Nonqualified Stock Option pursuant to the terms of the Plan.

Therefore, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the Company and the Participant agree as follows:

1. Grant of Option. In consideration of service to the Company and for other good and valuable consideration, the Company grants to the Participant a Nonqualified Stock Option (the "Option") to purchase 150,000 shares of the Company's common stock. The Company grants the Option in accordance with the terms and conditions of the Plan and this Agreement.

2. Option Price. The purchase price of the shares of stock covered by the Option shall be the Fair Market Value of the stock on the Date of Grant, which was $1.67 per share.

3. Adjustments in Option. If the outstanding shares of stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the shares subject to the Option and the price per share shall be equitably adjusted to reflect such changes. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. Any such adjustment made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons.

4. Person Eligible to Exercise Option. During the lifetime of the Participant, only the Participant may exercise the Option or any portion of the Option. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under the terms of the Plan, be exercised by the Participant's personal representative or by any other person empowered to do so under the Participant's will, trust or under then applicable laws of descent and distribution.

5. Manner of Exercise. The Option, or any portion of the Option, shall be exercised only in accordance with the provisions of the Plan and this Agreement. The person exercising the Option shall give to the Company a written notice that shall: (i) state the number of shares with respect to which the Option is being exercised (the "Option Shares"); and (ii) specify a date (other than a

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         Saturday,Sunday or legal holiday) not less than five nor more than ten days after the date of such written notice, as the date on which the Option Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice, the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid nonassessable shares or undertake to deliver certificates within a reasonable period of time. In the event of any failure to take up and pay for the number of shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of shares, but shall continue with respect to the remaining shares covered by the Option and not yet acquired pursuant thereto.

         The person who exercises the Option shall warrant to the Company that, at the time of such exercise, such person is acquiring his or her Option Shares for investment and not with a view to, or for or in connection with, the distribution of any such shares, and shall make such other representations, warranties, acknowledgments, and affirmations, if any, as the Committee may require. In such event, the person acquiring such Shares shall be bound by the provisions of an appropriate legend which shall be endorsed upon the certificate(s) evidencing his or her Option Shares issued pursuant to such exercise. The Company may delay issuance of the Option Shares until completion of any action or obtaining any consent that the Company deem necessary under any applicable law (including without limitation state securities or "blue sky" laws).

6. Conditions to Issuance of Stock Certificates. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such shares shall be fully paid and nonassessable.

7. Rights of Shareholders. The Participant shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the Participant.

8. Vesting and Exercisability. A Participant's interest in the Option shall vest according to the provisions of this Section 8 and shall be exercisable as to not more than the vested percentage of the shares subject to the Option at any point in time. To the extent the Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised, subject to the provisions of Section 9 of the Agreement.

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The Option shall become vested as follows:

                 Date of Grant                       Vested Percentage of Option
                 -------------                       ---------------------------
          The Date of Grant                                     25%

          The date of hiring of a new Permanent
          Chief Executive Officer                               25%

          December 7, 2002                                      25%

          December 7, 2003                                      25%


         The Committee, in its sole and absolute discretion, may accelerate the vesting of the Option at any time. In the event of a Change in Control of the Company, any unvested portion of the Option shall immediately become 100% vested and the Board of Directors of the Company may, but is not required to, terminate the Option effective upon the date of the Change in Control and make a cash payment to the Participant equal to the difference between the exercise price of the Option and the fair market value of the shares that would have been subject to the terminated Option on the date of the Change in Control.

         A "Change in Control" shall mean when (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of forty percent or more of the capital stock of the Company, (ii) the Company is merged into any other company and the holder's of the Company's common stock immediately prior to such merger fail to hold at least fifty percent of the common stock of the Company immediately following such merger, or substantially all of the Company's assets are acquired by any other entity, or (iii) three or more directors nominated by the Board to serve as a director, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.

9. Duration of Option. Except as specified below, the Option shall expire on the tenth anniversary of this Agreement. Notwithstanding the foregoing, the Option may expire prior to the tenth anniversary of this Agreement in the following circumstances:

         a. In the case of the Participant's death, the Option shall expire on the one-year anniversary of the Participant's death.

         b. If the Participant's employment or affiliation with the Company terminates as a result of his total and permanent disability, the Option will expire on the one-year anniversary of the Participant's last day of employment or affiliation with the Company (including as a director of the Company).

         c. Notwithstanding any provisions set forth above in this Section 9, if the Participant shall (i) commit any material act of malfeasance or wrongdoing affecting the Company or its

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                  affiliates, (ii) material breach any covenant not to compete or employment agreement with the Company or any affiliate, or
                  (iii) engage in conduct that would warrant the Participant's discharge for cause under the employment agreement between the Company and the Participant, any unexercised part of the Option shall expire immediately upon the earlier of the occurrence of such event or the last day the Participant is employed by the Company.

10. Administration. The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent herewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or any similar agreement to which the Company is a party.

11. Transfer of Option. Unless otherwise permitted by applicable laws and approved in advance by the Committee, the Option shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant's incapacity, his guardian or legal representative. Except as otherwise permitted herein, the Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process and any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted thereunder contrary to the provisions of this Section 11, or the levy of any attachment or similar process upon an option or such rights, shall be null and void. This Section 11 shall not prevent transfers by will or by the applicable laws of descent and distribution.

12. Shares to be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

13. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Participant shall be addressed to him at the address given beneath his signature below. By a notice given pursuant to this Section 13, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 13. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

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14.      Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

15. Incorporation of Plan by Reference. The Option is granted in accordance with the terms and conditions of the Plan, the terms of which are incorporated herein by reference, and the Agreement shall in all respects be interpreted in accordance with the Plan. Any term used in the Agreement that is not otherwise defined in the Agreement shall have the meaning assigned to it by the Plan.

The Company and the Participant have executed this Agreement effective as of the date first written above.

                                          TECHNISOURCE, INC.

                                          By:________________________________
                                             Andrew C. Hill
                                             Executive Vice President


                                          ___________________________________
                                          C. Shelton James
                                          Interim CEO

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